                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of November ___, 1999 (the "Agreement") by and among DOUBLECLICK INC., a Delaware corporation with principal offices located at 450 West 33rd Street, New York, New York ("DoubleClick"), and ABACUS DIRECT CORPORATION, a Delaware corporation (the "Corporation"), and CHRISTOPHER M. DICE, having an address at ________________________________ ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, Executive has been employed by the Corporation as its President and Chief Operating Officer pursuant to an employment agreement dated November 2, 1998, as amended (the "1998 Agreement");

                  WHEREAS, the Corporation has entered into an Agreement and Plan of Merger and Reorganization dated June 13, 1999 with DoubleClick and Atlanta Merger Corp. (the "Merger Agreement") whereby the Corporation shall become a wholly owned subsidiary of DoubleClick (the "Initial Merger");

                  WHEREAS, the Corporation and DoubleClick intend that, immediately following the Initial Merger, the Corporation shall be merged with and into DoubleClick (together with the Initial Merger, the "Merger");

                  WHEREAS, the Executive's continuing services are necessary to maintain the value of the Corporation after the Merger; and

                  WHEREAS, this Agreement shall supersede and replace the 1998 Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, DoubleClick, the Corporation and Executive hereby agree as follows:

                  1.  Employment.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Corporation offers and the Executive hereby accepts employment, effective as of the Effective Time of the Initial Merger (the "Commencement Date"), and DoubleClick offers and the Executive hereby accepts employment, effective as of the effective time of the Merger. For purposes of this Agreement, the "Surviving Corporation" shall (i) from the Commencement Date until the effective time of the Merger, be deemed to be the Corporation and (ii) following the effective time of the Merger, shall be deemed to be DoubleClick.

                  (b) The Surviving Corporation hereby employs Executive as President and Chief Operating Officer reporting directly to Kevin Ryan, President of DoubleClick, or his successor. Executive shall be responsible for overseeing the integration of the Corporation into DoubleClick's business pursuant to the Merger, and shall have various management responsibilities and duties consistent with his executive position and of such nature as are usually





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associated with his office as may be designated from time to time by the Board of Directors of the Surviving Corporation (the "Board").

                  (c) Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board. Executive agrees to devote substantially all of his time and attention to the rendering of services hereunder.

                  2.  Compensation.

                  (a) During the Term of Executive's employment hereunder, the Surviving Corporation shall cause Executive to receive a base annual salary in the amount of two hundred fifty thousand dollars ($250,000). Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary". The Base Salary shall be payable in accordance with the present payroll practices of the Surviving Corporation. In addition, Executive may receive such additional compensation (in the form of bonuses, etc.) that the Board shall, in the exercise of its good faith and reasonable discretion, determine.

                  (b) In addition to the salary described in Section 2(a) above, for each fiscal or partial fiscal year of the Surviving Corporation during the Term hereof, Executive shall be entitled to receive incentive compensation (as described below) to be paid on or before the 90th day following the end of the Surviving Corporation's fiscal year (a "Fiscal Year"). Executive's entitlement to incentive compensation for any fiscal year of the Surviving Corporation shall be predicated upon successful accomplishment of annual business related performance goals for the Surviving Corporation established by the Compensation Committee of the Board. The incentive compensation under this subparagraph (b) for any year shall not exceed one hundred percent (100%) of Executive's Base Salary. The incentive compensation payable hereunder in respect of any period constituting less than an entire Fiscal Year (a "Partial Year") shall be (i) based upon the Company's level of performance as of the first day of the month in which the Date of Termination (as hereinafter defined) occurred, measured against and in excess of the Company's budget as of the first day of such month and, to the extent earned, (ii) shall be in an amount equal to the incentive compensation which would be so payable if such period constituted the entire Fiscal Year in which it occurs multiplied by a fraction, the numerator of which shall be the number of days in such period and the denominator of which shall be 365.

                  (c) The parties intend that, on or about the Effective Time, DoubleClick shall grant Executive stock options pursuant to its 1997 Stock Incentive Plan, as amended, under terms and at a level reasonable in light of Executive's duties and responsibilities and comparable with existing arrangements with his peer executives at the Corporation and DoubleClick.

                  3. Benefits, Etc. Executive shall be entitled to receive such fringe benefits normally provided by the Surviving Corporation to executives in his position (including disability coverage, vacation, sick leave, medical and dental insurance, life insurance, participation in the Surviving Corporation's 401(k) Plan, incentive compensation plans and other benefits generally available to senior executives of the Surviving Corporation at any time during the term of this Agreement).

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                  4.  Term. Subject to earlier termination as hereinafter
provided, the original term of this Agreement shall commence on the Commencement Date and shall continue in effect for a one (1) year period ending on the first anniversary of the Commencement Date. The parties intend to negotiate in good faith towards an agreement regarding terms and conditions of Executive's employment with the Surviving Corporation continuing after the Term, it being anticipated that Executive shall be offered employment terms consistent with the Surviving Corporation's policies and practices applicable to its executives.

                  5. Termination by The Surviving Corporation. The Surviving Corporation shall have the right to terminate this Agreement for "Disability", "Cause" or without "Cause".

                  (a) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties with the Surviving Corporation on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of termination is given, Executive shall not have returned to the full time performance of Executive's duties, the Surviving Corporation may terminate Executive's employment by reason of his "Disability."

                  (b) Cause. Termination by the Surviving Corporation of Executive's employment for "Cause" shall mean termination as a result of: (i) breach by Executive of any material provision of this Agreement; (ii) gross negligence or willful misconduct of Executive in connection with the performance of his duties under this Agreement, or Executive's willful refusal to perform any of his material duties or responsibilities required pursuant to this Agreement; (iii) Executive's misappropriation for personal use of assets or business opportunities of the Surviving Corporation; (iv) Executive's embezzlement of the Company's funds or property, or fraud on the part of Executive; or (v) Executive's conviction of any Felony.

                  6. Termination by Executive. (a) Executive shall be entitled to terminate his employment (i) in the event that the Surviving Corporation materially breaches any of its obligations hereunder and such breach continues for thirty (30) days after the Surviving Corporation receives written notice from Executive of such breach or (b) if there is a "change in control" of the Surviving Corporation.

                  For purposes of this Agreement, a "change in control" of the Surviving Corporation shall be deemed to have occurred if (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Surviving Corporation representing forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding securities; or (b) the Board shall approve a sale of all or substantially all the assets of the Surviving Corporation unless the Executive is a member of the Board of Directors who affirmatively votes in favor of such sale transaction giving rise to the "change in control".

                  In the event that Executive becomes entitled to terminate his employment hereunder by reason of the occurrence of a "change in control" of the Surviving Corporation or for any reason other than a "change in control", Executive shall be entitled to terminate his employment immediately after the occurrence of the event giving rise to such right, which right

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

shall continue for a period of four (4) months from the date of such occurrence. The Merger shall be considered a "change in control" for purposes of this paragraph and paragraph 9 only if DoubleClick breaches its obligations under
Section 2(c) above.

                  7. Notice of Termination. Any purported termination by the Surviving Corporation or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  8.  Date of Termination, Etc. "Date of Termination" shall mean
(a) if Executive's employment is terminated by the Surviving Corporation for Cause, the date specified in the Notice of Termination, which date shall be no earlier than the date of such Notice; (b) if Executive's employment is terminated by the Surviving Corporation for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties an a full-time basis during such thirty (30) day period); (c) if Executive's employment is terminated by the Surviving Corporation without Cause, the date specified in the Notice of Termination, which date shall be no earlier than the date that such notice is deemed given;
(d) if Executive's employment is terminated by Executive for any of the reasons specified in Section 6, such date as Executive shall specify in Executive's Notice of Termination, which date shall be no less than thirty (30) days after such Notice of Termination is given.

                  9. Compensation Upon Termination, During Disability, Death or in the Event of a Change in Control.

                  (a) In addition to any benefits to which Executive is entitled under any insurance program or pension or benefit plan then in effect, or any stock plan or restricted stock agreement, in lieu of all other payments of salary or other compensation to which Executive would otherwise be entitled hereunder, Executive shall be entitled to the following (and, if terminated for any reason whatsoever, shall in no event be entitled to receive salary for the balance of the remaining Term):

                          (i) If Executive's employment shall be terminated for Cause, the Surviving Corporation shall pay his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Surviving Corporation shall have no further obligations to Executive under this Agreement unless it shall be finally determined by a court of competent jurisdiction that such purported termination for Cause was not justified or was inappropriate in the circumstances.

                          (ii) If Executive's employment with the Surviving Corporation shall be terminated other than in anticipation of or in connection with a "change in control" (A) by the Surviving Corporation without Cause, (B) by Executive for any of the reasons specified in clause (a) of the first paragraph of

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                          Section 6 hereof, or (C) at the expiration of this
                          Agreement by virtue of it not being renewed, in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination (including any payments relating to any bonus or incentive compensation), Executive shall be entitled to receive a severance payment in an amount equal to twelve (12) months of the Base Salary then in effect and incentive compensation, if earned, on a pro-rata basis, which severance shall be paid either in accordance with the Surviving Corporation's customary payroll practices or in a lump sum, upon expiration of such term, as Executive may elect, subject, in either case, to normal payroll deductions.

                          (iii) If Executive's employment with the Surviving Corporation shall be terminated by Executive or by the Surviving Corporation upon or within four (4) months following a "change in control" pursuant to clause (b) of the first paragraph of Section 6 hereof, then Executive shall be entitled to the benefits provided below:

                                            (A) the Surviving Corporation shall
                                            pay Executive his full Base Salary
                                            through the Date of Termination at
                                            the rate in effect at the time
                                            Notice of Termination is given;

                                            (B) In lieu of any further salary
                                            payments to Executive for periods
                                            subsequent to the Date of
                                            Termination (including any payments
                                            relating to any bonus or incentive
                                            compensation), the Surviving
                                            Corporation shall pay, as severance
                                            pay to Executive, not later than the
                                            fifth (5th) day following the Date
                                            of Termination, a lump-sum severance
                                            payment in an amount equal to the
                                            sum of (x) twenty-four (24) months
                                            of the Base Salary then in effect
                                            and (y) an amount equal to two (2)
                                            times any incentive compensation
                                            earned in the most recently
                                            completed fiscal year of the
                                            Surviving Corporation.

                  (b) For a twelve (12) month period after such termination, other than for Cause, the Surviving Corporation shall arrange to provide Executive and, to the extent practicable, his family with life, disability and health insurance benefits substantially similar to those which Executive is receiving immediately prior to the Notice of Termination.

                  (c) Anything in this Agreement to the contrary notwithstanding, in the event that any payment and the value of any benefit, including the vesting of options or restricted stock, received or to be received by Executive upon a change in control (collectively, a "Payment") would result in all or a portion of such Payment being subject to excise tax under Section 4999 of the Internal Revenue Code ("Section 4999") , then Executive's Payment shall be either (A) the full Payment or (B) the maximum amount which would result in no portion of the Payment being subject to excise tax under Section 4999, whichever of the foregoing amounts specified in subparagraphs (A) or (B) above, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the excise tax imposed by Section 4999 (and also

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taking into account Executive's particular tax circumstances and filing status), results in the receipt by Executive of the greatest amount notwithstanding that all or some portion of such amount may be taxable under Section 4999; provided, however, that Executive will be entitled to receive the full Payment only if the after tax amounts of the full payment described in subparagraph (A) above exceed the after tax amount resulting from the amount described in subparagraph (B) above by at least ten thousand dollars ($10,000). In the event that the Payment, or any portion of the Payment, is reduced pursuant to this Section to the amount described in subparagraph (B) above, the present value of the amount to be received by Executive (for purposes of Section 280G of the Internal Revenue
Code) must be reduced in such a way that the total amount to be received by Executive (without regard to present value principles) is maximized. All computations required to be made under this Section shall be made by a nationally recognized accounting firm which is the Surviving Corporation's outside auditor at the time of such determination (the "Accounting Firm"). The Surviving Corporation shall cause the Accounting Firm to provide detailed supporting calculations of the amounts described herein to the Surviving Corporation and Executive as soon as is practicable after an event entitling Executive to a Payment hereunder. The Executive may accept, but shall not be bound to accept, the computations made by the Accounting Firm and shall have the right to challenge any such computations in litigation or otherwise.

                  10. Intellectual Property Rights. All rights in inventions, designs and intellectual property (including, without limitation, in patents, copyrights, trade marks, registered designs, design rights and know-how) to which Executive may become entitled by reason of activities in the course of Executive's employment shall vest automatically in the Surviving Corporation and Executive shall, at the request and expense of the Surviving Corporation, provide the Surviving Corporation with all information, drawings and documents requested by the Surviving Corporation and execute such documents and do such things as may be required by the Surviving Corporation to evidence such vesting. The provisions of this Section 10 shall survive the termination of this Agreement.

                  11. Non-Competition and Non-Disclosure. The parties hereto each acknowledge and agree that, concurrently with this Agreement, they will enter into a Non-competition and Non-disclosure Agreement ("Non-Disclosure Agreement") and that such Non-Disclosure Agreement shall remain in full force and effect throughout the Term hereof and shall survive the termination of this Agreement. A copy of the Non-Disclosure Agreement is attached hereto as Exhibit
A. Executive acknowledges that the provisions of the Non-Disclosure Agreement are fair and reasonable and necessary to protect the good will and interest of the Surviving Corporation and its subsidiaries and shall constitute separate and severable undertakings given for the benefit of each of the Surviving Corporation and each subsidiary and may be enforced by the Surviving Corporation on behalf of any of them.

                  12. Successors; Binding Agreement.

                  (a) The Surviving Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Surviving Corporation to expressly assume and agree to perform this Agreement in the manner and to the same extent that the Surviving Corporation would be required to perform it if no such succession had taken place. Failure of the Surviving

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Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "the Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets, as aforesaid, which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Surviving Corporation, its successors and assigns, and by Executive, his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die all Base Salary and incentive compensation earned by Executive prior to his death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

                  13. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopied (receipt acknowledged) or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Surviving Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Surviving Corporation and to DoubleClick, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  14. Miscellaneous. All terms in this Agreement not specifically defined herein shall be defined as in the Merger Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to, in writing, and signed by Executive and such officer of the Surviving Corporation as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Each party acknowledges that the services to be rendered under this Agreement are unique and of extraordinary character, and in the event of a breach by either party of any of the terms of this Agreement, the other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of the terms and provisions hereunder, to enforce specific performance by the breaching party of its obligations hereunder and to enjoin the breaching party from acting in violation of this Agreement. Such remedies are in addition to those otherwise available at law or in equity to the Surviving Corporation. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York (other than the choice of law principles thereof).

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                  15. Validity. The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  17. Prior Agreement. Upon the effectiveness of this Agreement, all prior agreements, including, but not limited to, the 1998 Agreement, between Executive and the Corporation will be terminated and of no further force and effect.

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         IN WITNESS WHEREOF, the undersigned have executed and delivered this
Employment Agreement on the date first above written.

                                DOUBLECLICK INC.

                                By: _____________________________
                                    Name:
                                    Title:

                                ABACUS DIRECT CORPORATION

                                By: _____________________________
                                    Name:
                                    Title:

                                EXECUTIVE

                                By: _____________________________
                                    Name: Christopher M. Dice

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                                    EXHIBIT A

                               ABACAUS CORPORATION

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         This agreement is made this _____ day of November, 1999, by and between Abacus Direct Corporation and its parents, subsidiaries and affiliates, including, but not limited to, DoubleClick Inc. ("DoubleClick") (hereafter referred to collectively as the "Corporation", and individually as "entities" of the Corporation); and Christopher M. Dice (hereafter "Executive").

                                   WITNESSETH:

         WHEREAS, the parties hereto acknowledge that, as between them, the Proprietary Information (as defined below) is important, material and will affect the successful conduct of the business and operations of the Corporation.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                   DEFINITIONS

         1. The term "Proprietary Information" shall mean (i) trade secrets, including, but not limited to, all Corporation-owned designs, formulae, drawings, diagrams and client data employed by the Corporation in developing databases by consolidating unaffiliated direct mail response lists, contributed by the list owners, into one or more master files to be used in developing software or software algorithms for the purpose of predicting the relative performance of various segments of said types of master files in the direct mail applications of its clients and the fulfilling of said segments for its clients;
(ii) the names of any customers, the Corporation's marketing strategies, the names of its vendors and suppliers, the costs of materials and labor, the prices obtained for services sold (including the methods used in price





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determination, manufacturing and sales costs), lists or other written records used in the Corporation's business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of the Corporation, or any of the Corporation's entities, individually or in any combination, including, but not limited to, information regarding DoubleClick network affiliates or advertisers, DART technology or services, and closed loop marketing solutions, and (iii) all Proprietary Information listed in (i) and
(ii) above as well as any tangible material that embodies such Proprietary Information such as notebooks, drawings, documents, memoranda, reports, files, samples, books, computer programs, correspondence, lists or other written and graphic records that affect or relate to the business of the Corporation, and
(iv) all Proprietary Information listed in (i), (ii) and (iii) of the Corporation's clients or customers obtained by Executive during his association with the Corporation. Said Proprietary Information shall cease to be considered proprietary should it become public knowledge or contain only information available in the public domain other than through a breach of this Agreement.

                             COVENANT NOT TO COMPETE

         2. Executive agrees that he will not, during the course of his employment by or service to the Corporation, (including any current or future employment of him by the Corporation) and for a period of one (1) year commencing upon the expiration of his service or employment, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, director, officer, principal, agent, employee, or in any other capacity or relationship: (i) engage in any business or employment for, or aid, consult or endeavor to assist any business or legal entity that competes with
(a) any of the products or services offered by the Corporation or any of the Corporation's entities; or (b) any product or service in development by the Corporation or any of the Corporation's entities as of the date of this Agreement; or (c) any

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product or service launched by the Corporation or any of the Corporation's entities within one (1) year after the date of this Agreement; including, but not limited to, any business or legal entity engaged in developing databases by consolidating unaffiliated direct mail response lists, contributed by the list owners, into one or more master files to be used in developing software or software algorithms for the purpose of predicting the relative performance of various segments of said types of master files in the direct mail applications of its clients and the fulfilling of said segments for its clients, or any business or legal entity engaged in providing Internet advertising products, services or solutions, and excluding from said businesses or legal entities list maintenance, list marketing, list brokerage and general direct marketing analysis and consulting. Together the business and operations set forth above are hereafter known as the Business of the Corporation. The Corporation and Executive acknowledge the reasonableness of the worldwide geographic area and duration of time which are part of said covenant.

                          NON-SOLICITATION OF CUSTOMERS

         3. Unless waived in writing by the Corporation, Executive further agrees that he will not, during the course of his service to or employment by the Corporation and for one (1) year thereafter, solicit the trade or patronage of any of the customers or known prospective customers of the Corporation, or any of its entities, or of anyone who has heretofore traded and dealt with the Corporation, or any of its entities, regardless of the location of such customers or prospective customers, if such trade or patronage relates to the Proprietary Information or Business of the Corporation as defined above and excluding list maintenance list marketing, list brokerage and general direct marketing analysis and consulting. For the purposes of this paragraph, "customers" includes, without limitation, DoubleClick network affiliates and advertisers.

                                       3





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             NON-SOLICITATION OF OTHER EMPLOYEES AND/OR CONSULTANTS

         4. Executive agrees that he will not, during the course of his service to the Corporation (including any current or future employment of him by the Corporation) and for a period of one (1) year commencing upon the expiration of his service or employment, individually or on behalf of persons not now parties to this Agreement, aid or endeavor to solicit or induce any other employee, employees, consultant and/or consultants of the Corporation, or any of its entities, to leave their employment with the Corporation in order to accept a position of any kind with any other person, firm, partnership or corporation.

                             NON-DISCLOSURE/NON-USE

         5. Executive agrees that he will not, without the written consent of the Chief Executive Officer of DoubleClick, during the course of his service to the Corporation (including any current or future employment of him by the Corporation) or thereafter, (i) divulge, disclose or communicate to any person, firm, corporation or other entity, the Proprietary Information or (ii) use any of the Proprietary Information.

                                   ASSIGNMENT

         6. Executive acknowledges that certain Business of the Corporation and Proprietary Information are unique to the Corporation and are of such nature to give the Corporation a distinct competitive advantage. Exeutive therefore agrees that all results of his work specifically for the Corporation shall be the exclusive property of the Corporation.

                               BREACH OF COVENANTS

         7. In the event suit is instituted to enforce any provision of this Agreement, the prevailing party shall be entitled to costs thereof including court costs and reasonable attorney's fees. The provisions of paragraphs 1 through 7, inclusive, shall survive the termination of this Agreement except in those cases excepted in the provisions of this Agreement.

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

                       NECESSARY AND REASONABLE COVENANTS

         8. (a) Executive acknowledges and agrees that as a founder and major stockholder of Abacus Direct Corporation he has gained and will gain access to the Proprietary Information, including DoubleClick's Proprietary Information, and has discovered and will discover opportunities which comprise a set of skills and information specifically suited to the operation of an entity engaged in the same business as the Corporation, and its entities, including, without limitation, DoubleClick, and that use of such skills and experience for any other directly competing entity could destroy or damage the Business of the Corporation.

            (b) Executive further acknowledges that his knowledge of the Proprietary Information would cause him, if he were employed by, an agent for, or a consultant to any other entity engaged in the same business as the Corporation for the purpose of functioning in the same business as the Corporation, to inherently make decisions, form judgments and take actions that would use the Proprietary Information.

            (c) Executive further acknowledges that the market for the Corporation's goods and services has no geographic limitations since such goods and services may be used throughout the world and that, under such circumstances, it is reasonable, fair and appropriate that the covenant not to compete have no territorial limitations.

            (d) Executive acknowledges that the time period restrictions contained herein are fair, equitable and reasonable periods of time under the circumstances.

                                WAIVER OF BREACH

         9. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

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                                 BINDING EFFECT

         10. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their successors, heirs, legal representatives and assigns, but neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other party.

                                   AMENDMENTS

         11. No amendment or supplement to this Agreement shall be made except in a writing executed by both parties.

                         NO RULE OF STRICT CONSTRUCTION

         12. The language contained herein shall be deemed to be that approved by all parties hereto and no rule of strict construction shall be applied against any party hereto.

                 INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION

         13. The provisions of this Agreement are severable, and should any of its provisions, clauses, or portions thereof be deemed invalid and of no force and effect, then only that provision, clause, or portion thereof shall fail and the remainder of this Agreement shall be in full force and effect.

                                  GOVERNING LAW

         14. This Agreement shall be governed by the laws of New York (except as to choice of law) both as to interpretation and performance.

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

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                DOUBLECLICK INC.

                                By: _________________________________
                                    Name:
                                    Title:

                                ABACUS DIRECT CORPORATION

                                By: _________________________________
                                    Name:
                                    Title:

                                CHRISTOPHER M. DICE

                                By: _________________________________
                                    Christopher M. Dice


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